Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-139864 and No. 333-16408 on Form S-3 of our report dated March 11, 2011, relating to the consolidated financial statements of America First Tax Exempt Investors, L.P. and subsidiaries, which report expressed an unqualified opinion on those financial statements and includes an explanatory paragraph regarding management's estimates for investments without readily determinable fair values, and the Company's retrospective adoption of guidance related to noncontrolling interests in consolidated financial statements effective January 1, 2010, and our report dated March 11, 2011, relating to the effectiveness of America First Tax Exempt Investors, L.P. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of America First Tax Exempt Investors, L.P. for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 11, 2011